The Trustees and Shareholders
Keystone Quality Bond Fund (B-1)

     We consent to the use of our report dated November 29, 1996 incorporated by reference herein and to the reference to our firm under the caption "Financial Highlights" in the prospectus.

                                               /s/ KPMG Peat Marwick LLP
                                                   KPMG Peat Marwick LLP

Boston, Massachusetts
February 28, 1997